UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2015

RECEPTOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35900	26-4190792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Road, Suite 300

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 652-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on July 14, 2014, Receptos, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Celgene Corporation, a Delaware corporation (“Parent”), and Strix Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), pursuant to which Purchaser will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation (the “Surviving Corporation”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to acquire all of the issued and outstanding shares (the “Company Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”), for a purchase price of $232.00 per Company Share, net to the seller in cash, without interest and less any required withholding taxes (the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase, dated July 28, 2015 (the “Offer to Purchase”), and in the Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended and supplemented from time to time in accordance with the Merger Agreement, constitute the “Offer”).

The Offer and withdrawal rights expired at the end of the day at 12:00 midnight, New York City time, on August 24, 2015. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), has advised Parent and Purchaser that, as of the expiration of the Offer, a total of approximately 26,177,855 Company Shares (including Company Shares delivered through notices of guaranteed delivery) were validly tendered into and not properly withdrawn pursuant to the Offer, representing approximately 83% of the Company Shares outstanding as of such time. The number of Company Shares validly tendered and not properly withdrawn pursuant to the Offer were accepted for payment and constituted a majority of all outstanding Company Shares, therefore satisfying the Minimum Condition (as defined in the Merger Agreement).

Following consummation of the Offer, all conditions to the Merger set forth in the Merger Agreement were satisfied, and on August 27, 2015, Parent completed its acquisition of the Company by consummating the Merger without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Company Share, including any restricted Company Shares but excluding any shares owned by Parent, Purchaser or the Company or any of their respective wholly owned subsidiaries, or any stockholders who are entitled to and who validly exercise appraisal rights under Delaware law, were canceled and converted into the right to receive an amount in cash equal to the Offer Price, subject to reduction for any applicable withholding taxes, without interest. As a result, upon the Effective Time, a change in control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

At the Effective Time, each outstanding Company stock option was canceled and converted into the right to receive an amount in cash, if any, without interest and less the amount of any tax withholdings, equal to the product of (A) the excess, if any, of (1) the Offer Price over (2) the exercise price per share of such option, and (B) the number of Company Shares underlying such option. To the extent any stock option was unvested as of the Effective Time, the corresponding cash amount remains subject to the same vesting schedule as applied to the option immediately before the Effective Time, subject to the holder’s continued service. To the extent such cash amount remains unvested as of December 31, 2015 (the “Anniversary Date”) and the holder remains in service through the Anniversary Date, the amount will vest in full. In addition, it will vest in full prior to the Anniversary Date upon a termination of employment without cause, for good reason or due to such holder’s death or disability.

At the Effective Time, each outstanding Company restricted stock unit award was canceled and converted into the right to receive an amount in cash, if any, without interest and less the amount of any tax withholdings, equal to the product of (A) the Offer Price, and (B) the number of Company Shares underlying such award immediately prior to the Effective Time. To the extent any restricted stock unit award was unvested as of the Effective Time, the corresponding cash amount remains subject to the same vesting schedule as applied to the restricted stock unit award immediately before the Effective Time, subject to the holder’s continued service. To the extent such cash amount remains unvested as of the Anniversary Date and the holder remains in service through the Anniversary Date, the amount will vest in full. In addition, it will vest in full prior to the Anniversary Date upon a termination of employment without cause, for good reason or due to such holder’s death or disability.

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 16, 2015 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2015, the Company (i) notified the NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) suspend trading of the Common Stock before the opening of trading on August 28, 2015 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note and Items 3.01 and 5.03 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosure under the Introductory Note and Items 3.01, 5.02 and 5.03 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, as of the Effective Time, each of William H. Rastetter, Ph. D., Kristina Burow, Mary Lynne Hedley, Ph. D., Richard A. Heyman, Ph. D., Erle T. Mast, Mary Szela, S. Edward Torres and Faheem Hasnain ceased serving as directors of the Company, and the directors of Purchaser at the Effective Time became the directors of the Surviving Corporation.

Additionally, in accordance with the terms of the Merger Agreement, as of the Effective Time, each of Faheem Hasnain, Graham Cooper, Sheila K. Gujrathi, M.D., Marcus F. Boehm, Ph.D. and Robert Peach, Ph.D. ceased serving as officers of the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation of Purchaser (except that the name of the corporation has been renamed “Receptos, Inc.” and the provisions of the certificate of incorporation of Purchaser relating to the incorporator of Purchaser have been omitted). In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Merger, were amended and restated to read in their entirety as the bylaws of Purchaser immediately prior to the Effective Time (except that pursuant to the Merger Agreement, the provisions with respect to indemnification and advancement of expenses have been amended with respect to acts or omissions existing or occurring at or prior to the Effective Time).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2015, by and among Celgene Corporation, Strix Corporation and Receptos, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECEPTOS, INC.

Date: August 27, 2015	By:	/s/ Peter N. Kellogg
	Name:	Peter N. Kellogg
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 14, 2015, by and among Celgene Corporation, Strix Corporation and Receptos, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 16, 2015).